Exhibit 5.1

Copley Acquisition Corp Suite 4005-4006, 40/F, One Exchange Square 8 Connaught Place, Central, Hong Kong (the Addressee)	Email dbennett@applebyglobal.com Direct Dial +1 345 814 2980 Direct Fax +1 345 949 4901 Tel +1 345 949 4900 Your Ref Appleby Ref 468598.0001/DB [*] 2025

Cayman Office Appleby (Cayman) Ltd. 9th Floor, 60 Nexus Way Camana Bay, Grand Cayman PO Box 190, KY1-1104 Cayman Islands Tel +1 345 949 4900

Copley Acquisition Corp (the Company)

INTRODUCTION

We have acted as counsel as to Cayman Islands law to the Company in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (including the prospectus forming a part thereof and its exhibits, the Registration Statement) related to:

	(a)	the offering and sale of the following securities of the Company in an initial public offering (the Offering):

		(i)	up to 17,250,000 units (including up to 2,250,000 units which may be issued upon exercise of a 45-day option granted to the underwriter(s), for whom Clear Street LLC are acting as representative (the Representative), to cover over-allotments, if any) (each, a Unit and together, the Units), each Unit consisting of one Class A ordinary share of the Company of a par value of US$0.0001 each (each, an Ordinary Share and together, the Ordinary Shares) and one-half of one redeemable warrant of the Company, each whole warrant exercisable to purchase one Ordinary Share (each, a Warrant and together, the Warrants);

		(ii)	all Ordinary Shares and all Warrants issued as part of the Units; and

		(iii)	all Ordinary Shares that may be issued upon exercise of the Warrants included in the Units; and

Appleby (Cayman) Ltd. (the Legal

Practice) is a company limited by shares incorporated in the Cayman Islands and approved and recognised under the Legal Practitioners (Incorporated Practice) Regulations 2006 (as amended). “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

(b)	the issuance of up to 172,500 Ordinary Shares (including up to 22,500 Ordinary Shares if the underwriters’ over-allotment option is exercised in full) (each, a Representative Share and together, the Representative Shares) to the Representative as part of its underwriter compensation, concurrently with the closing of the Offering.

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This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement and in connection with the documents listed in Part 1 of Schedule 1 (the Documents).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the Documents and the documents listed in Part 2 of Schedule 1. We have not examined any other documents, even if they are referred to in the Documents.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion. Furthermore, we have made no independent investigation of any laws other than the laws of the Cayman Islands.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the Cayman Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is limited to the matters stated in it and does not extend, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

This opinion is addressed to the Addressee in connection with the matters referred to herein and may be relied upon only by the Addressee, the Addressee’s counsel and purchasers of Units pursuant to the Registration Statement. Except with our prior written consent, this opinion may not be used or relied upon by any other person. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Units by the Company and is not to be relied upon in respect of any other matter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as Cayman Islands counsel to the Company, in the Registration Statement. In giving this consent we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

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ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands and is a separate legal entity. The Company is in good standing with the Registrar of Companies of the Cayman Islands.

2.	Issue of Ordinary Shares comprising the Units: The Ordinary Shares to be issued by the Company as part of the Units as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement, the Underwriting Agreement (as defined in Schedule 1) and the Amended and Restated Memorandum and Articles (as defined in Schedule 1), such Ordinary Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares). As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.	Issue of Ordinary Shares comprising the Warrants: The Ordinary Shares to be issued by the Company upon exercise of the Warrants as contemplated by the Warrant Documents (as defined in Schedule 1) have been duly authorised for issue, and when issued by the Company against payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement, the Warrant Documents and the Amended and Restated Memorandum and Articles, such Ordinary Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares). As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4.	Issue of Representative Shares: The Representative Shares to be issued by the Company as contemplated by the Underwriting Agreement have been duly authorised for issue, and when issued by the Company to the Representative as part of the Representative’s underwriter compensation in connection with the Offering and in accordance with the terms set out in the Registration Statement, the Underwriting Agreement and the Amended and Restated Memorandum and Articles, such Representative Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares). As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

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5.	Authorisation: The Company has taken all necessary corporate action to authorise the execution and delivery of the Documents and the performance of the Company’s obligations under them.

6.	Execution and Binding Obligations: The Documents will, upon due execution and delivery by the Company in accordance with the Resolutions, each constitute legal, valid and binding obligations of the Company, enforceable against the Company.

Yours faithfully

Appleby (Cayman) Ltd.

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Schedule 1

Part 1

The Documents

1.	Copies of the following documents:

(a)	a draft of the form of unit certificate constituting the Units; and

(b)	a draft of the form of the warrant agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company as warrant agent and the warrant certificate constituting the Warrants (together, the Warrant Documents).

Part 2

Other Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 26 November 2024 (the Certificate of Incorporation).

2.	A copy of the memorandum and articles of association of the Company adopted on 26 November 2024 (the Initial Memorandum and Articles) and a copy of the draft amended and restated memorandum and articles of association of the Company, filed as Exhibit 3.2 to the Registration Statement, to be in effect upon the consummation of the sale of the Ordinary Shares (the Amended and Restated Memorandum and Articles).

3.	A copy of the certificate of good standing dated 11 February 2025 issued by the Registrar of Companies in respect of the Company (the Certificate of Good Standing).

4.	A copy of the executed written resolutions of the sole director of the Company dated 20 December 2024 and a copy of the executed written resolutions of the sole director of the Company dated [*] 2025 (together, the Resolutions).

5.	A copy of the register of directors and officers of the Company dated 11 February 2025 (Register of Directors and Officers).

6.	A copy of the register of members of the Company dated 11 February 2025 (Register of Members).

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7.	The Registration Statement.

8.	A draft of the form of the underwriting agreement to be entered into by and between the Company and the Representative (the Underwriting Agreement).

For the purposes of Schedule 2 (Assumptions) and Schedule 3 (Qualifications) only, the Underwriting Agreement shall be included in the definition of Documents.

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Schedule 2

Assumptions

We have assumed:

1.	(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy, completeness and conformity to original documents of all documents submitted to us as copies;

2.	that (i) there has been no change to the information contained in the Certificate of Incorporation; (ii) the Initial Memorandum and Articles remain in full force and effect and are unamended; and (iii) the Amended and Restated Memorandum and Articles will be the memorandum and articles of association of the Company in effect on the date of entry into the Documents and issue of the Ordinary Shares;

3.	that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic, and the signatures and initials on any Document executed by the Company are the signatures and initials of a person or persons authorised by the Company by the Resolutions to execute such Document;

4.	that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, the original documents have been duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

5.	that the Registration Statement, the Documents and the Amended and Restated Memorandum and Articles do not differ in any material respects from any draft of the same which we have examined and upon which this opinion is based;

6.	that each of the parties to the Documents (other than the Company under Cayman Islands law) is incorporated, organised or registered (as the case may be) and in good standing (where such concept is legally relevant) under the laws which govern its capacity and has the capacity, power and authority, has fulfilled all internal authorisation procedures and completed all applicable filings and formalities, and has obtained all authorisations, approvals, consents, licences and exemptions required under the laws of any relevant jurisdiction to execute, deliver and perform its respective obligations under the Documents and the transactions contemplated thereby and has taken all necessary corporate and other action required and completed all applicable formalities required to authorise the execution of the Documents and the performance of its obligations under them;

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7.	the due execution and delivery of the Documents by each of the parties thereto (other than execution by the Company under Cayman Islands law);

8.	that the Documents constitute, or, when executed, will constitute, legal, valid, binding and enforceable obligations of all parties thereto (save for the Company under Cayman Islands law) in accordance with their governing law;

9.	that any choice of laws as the governing law in the Documents has been made in good faith and is valid and binding under the laws of all relevant jurisdictions (other than the Cayman Islands);

10.	that, insofar as any obligation under the Documents is to be performed by any of the parties thereto in any jurisdiction outside of the Cayman Islands, its performance will be legal and effective in accordance with the law of any jurisdiction to which it is subject or in which it is constituted and established;

11.	that no party to the Documents by having entered into and performing the transactions contemplated by the Documents will be in breach of any other agreement, deed, trust deed or licence to which it is a party or by which it is bound;

12.	the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of the Cayman Islands in respect of matters upon which we have expressly opined) made in the Documents;

13.	that the Company was not (or upon execution will not be) unable to pay its debts as they became due when it executed (or executes) the Documents and did (or will) not become unable to do so as a result of the execution and delivery of the Documents or the performance of its obligations under the Documents;

14.	that the Company has not (i) received notice of any stop notice under Order 50 of the Grand Court Rules in respect of any of its shares or (ii) received notice of any restrictions notice under the Beneficial Ownership Transparency Act in respect of any of its shares, which restrictions notice has not been withdrawn by the registered office provider or ceased by court order;

15.	that none of the Company’s directors or its registered office provider has received any notice of any litigation or threatened litigation to which the Company is or may be party;

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16.	that (i) the Documents are in the form of the documents approved in the Resolutions, (ii) the Resolutions were duly passed in the manner prescribed in the Initial Memorandum and Articles, (iii) any meetings at which the Resolutions were passed were duly convened and had a duly constituted quorum present and voting throughout, (iv) all interests of the directors of the Company on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and the Initial Memorandum and Articles, (v) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion, and (vi) the directors of the Company have concluded that the entry by the Company into the Documents and such other documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of the Company and for a proper purpose of the Company;

17.	that (i) the Register of Directors and Officers accurately reflects the names of all directors and officers of the Company and (ii) the Register of Members accurately reflects the names of all members of the Company as at the dates the Resolutions were passed or adopted, the date the Documents were executed and as at the date of this opinion;

18.	that there are no records of the Company, agreements, documents or arrangements other than the Initial Memorandum and Articles, the Amended and Restated Memorandum and Articles, the Resolutions and the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions contemplated in the Documents or restrict the powers and authority of the directors of the Company in any way which would affect opinions expressed herein;

19.	that there is no matter affecting the authority of the directors of the Company to effect entry by the Company into the Documents including breach of duty, lack of good faith, not disclosed by the Initial Memorandum and Articles, the Amended and Restated Memorandum and Articles or the Resolutions, which would have any adverse implications in relation to the opinions expressed herein;

20.	that the entry into the Documents and carrying out each of the transactions referred to therein will not conflict with or breach any applicable economic, anti-money laundering, anti-terrorist financing or other sanctions;

21.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Units, the Warrants, the Ordinary Shares or the Representative Shares;

22.	the Company will receive money or money’s worth in consideration for the issue of the Ordinary Shares and the Representative Shares and none of the Ordinary Shares or the Representative Shares were or will be issued for less than par value;

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23.	that all preconditions to the obligations of the parties to the Documents will be satisfied or duly waived prior to the issue and sale of the Units, the Ordinary Shares, the Warrants and the Representative Shares and there will be no breach of the terms of the Documents;

24.	that the directors or members of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the Company’s property or assets;

25.	that the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction;

26.	that there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

27.	that the Registration Statement has been, or will be, declared effective by the Commission and the Units, Ordinary Shares, Warrants and Representative Shares have been, or will be, duly registered or qualified for sale and issuance in accordance with the Securities Act prior to the issuance of the Ordinary Shares and the Representative Shares;

28.	that the Ordinary Shares and the Representative Shares have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members;

29.	that the Company has entered, or will enter, into the transactions the subject of the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference; and

30.	that there are no matters of fact or law (excluding matters of Cayman Islands law) affecting the enforceability of the Documents that have arisen since the execution of the Documents which would affect the opinions expressed herein.

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Schedule 3

Reservations

Our opinion is subject to the following:

1.	Enforcement: The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach. Notwithstanding that the obligations established by the Documents are obligations which the Cayman Islands courts would generally enforce, they may not necessarily be capable of enforcement in all circumstances in accordance with their terms. In particular, but without limitation:

(a)	enforcement and priority may be limited by laws relating to bankruptcy, insolvency, reorganisation, liquidation, court schemes, schemes of arrangements, moratoriums or other laws of general application relating to, or affecting the rights of, creditors generally;

(b)	enforcement may be limited by the principles of unjust enrichment or by general principles of equity and we express no opinion as to the availability of equitable remedies or as to any matters which are within the discretion of the courts of the Cayman Islands, even where such remedies are included in the Documents (for example equitable remedies such as the grant of an injunction or an order for specific performance may not be available where liquidated damages are considered an adequate remedy);

(c)	claims may become barred by prescription or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	obligations to be performed outside the Cayman Islands may not be enforceable in the Cayman Islands to the extent that performance would be illegal or contrary to public policy under the laws of that foreign jurisdiction;

(e)	enforcement may be limited to the extent that matters which we have expressly assumed in this opinion will be done, have not been done;

(f)	the enforcement of the obligations of the parties to the Documents may be limited by the law applicable to obligations held to have been frustrated by events happening after their execution;

(g)	enforcement of obligations may be invalidated by reason of fraud, duress, mistake, misrepresentation, or undue influence;

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(h)	where the performance of payment obligations is contrary to the exchange control regulations of any country in the currency of which such amounts are payable, such obligations may not be enforceable in the Cayman Islands;

(i)	any provision of any Document governed by the laws of the Cayman Islands purporting to impose an obligation on a person who is not a party to it (a Third Party) is unenforceable against that Third Party and any provision in a Document governed by the laws of the Cayman Islands purporting to grant rights to a Third Party is unenforceable by that Third Party except to the extent that the relevant Document expressly provides that the Third Party may, in its own right, enforce such rights in accordance with (and subject to) the Contracts (Rights of Third Parties) Act, 2014; and

(j)	matters of procedure on enforcement of the Documents and forum conveniens will be governed by and determined in accordance with the lex fori.

2.	Penalties: Any provision as to the payment of additional money consequent on the breach of any provision of a Document by any person expressed to be a party to it, whether expressed by way of penalty, additional or default interest, liquidated damages or otherwise, may be unenforceable if it could be established that such additional payment constitutes a penalty rather than a compensatory amount.

3.	Severability: Severability provisions contained in the Documents may not be binding and the question of whether or not provisions may be severed would be determined by the Cayman Islands courts at their discretion, having regard to such matters as whether a particular severance would accord with public policy or involve the courts in making a new contract for the parties.

4.	Other Obligations: We express no opinion as to whether the acceptance, execution or performance of the Company’s obligations under the Documents will result in the breach of or infringe any other agreement, deed or document (other than the Initial Memorandum and Articles and the Amended and Restated Memorandum and Articles) entered into by or binding on the Company.

5.	Determination: Notwithstanding the provisions of the Documents, a determination, designation, calculation or certificate of any party to the Documents, as to any matter provided for in such Documents might, in certain circumstances, be held in the Cayman Islands courts not to be final, conclusive or binding (for example, if it could be shown to have been fraudulent or erroneous on its face, manifestly inaccurate, made on an unreasonable or arbitrary basis or not to have been reached in good faith) and the Documents will not necessarily escape judicial enquiry into the merit of any claim by any party in that respect.

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6.	Discretion: Where a party to the Documents is vested with a discretion or may determine a matter in its opinion or is given the right to determine a conclusive calculation or determination, the Cayman Islands courts, if called upon to consider the question, may require that such discretion be exercised reasonably or that such opinion be based upon reasonable grounds or may determine that such right is not finally binding.

7.	Modification of Documents: We express no view on any provision in any of the Documents requiring written amendments and waivers of any of the provisions of such Document insofar as it suggests that oral or other modification, amendments or waivers could not be effectively agreed upon or granted by or between the parties or implied by the course of conduct of the parties.

8.	Limitations on Liability: The effectiveness of any terms releasing or limiting a party from a liability or duty owed is limited by law.

9.	Foreign Law: Relevant foreign law will not be applied by the Cayman Islands courts if it is not pleaded and proved, it is not a bona fide and lawful choice of law, or it would be contrary to public policy in the Cayman Islands for that law to be applied.

10.	Costs: A Cayman Islands court may refuse to give effect to any provisions of the Documents in respect of costs of unsuccessful litigation brought before the Cayman Islands court or where that court has itself made an order for costs.

11.	Conversion of Debts: In the event the Company is placed into liquidation, the Cayman Islands court is likely to require that all debts are converted (at the official exchange rate at the date of conversion) into and paid in a common currency which is likely to be Cayman Islands dollars or United States dollars.

12.	Stamp Duty: Cayman Islands stamp duty will be payable if the Documents are executed in or brought to the Cayman Islands, or produced before a Cayman Islands court. An unstamped document which is required to be stamped may not be admissible in evidence until duly stamped and unstamped documents may be subject to penalties and interest for late stamping. Certain criminal offences may also be committed in connection with unstamped documents.

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13.	Good Standing: Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar of Companies. The Company shall be deemed to be in good standing under section 200A of the Companies Act (As Revised) of the Cayman Islands (the Companies Act) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

14.	Fettering of Statutory Powers: We express no opinion as to the validity or binding effect of any provision in the Documents which provides that the Company will not exercise its statutory powers. This may constitute an unlawful fetter on the statutory powers of the Company.

15.	Title: Legal title to the Ordinary Shares and the Representative Shares is determined (in the absence of fraud, manifest error or other extraordinary circumstances) by reference to the register of members maintained by the Company (usually but not always at its registered office); however, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinions given in paragraphs 2 and 4, there are no circumstances or matters of fact known to us on the date of this opinion which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Ordinary Shares or the Representative Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

16.	Non-Assessable: In this opinion, the phrase “non-assessable” means, with respect to the issuance of any shares, that a shareholder shall not, in respect of the relevant shares and in the absence of any contractual arrangements, or any obligations pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

17.	Corporate Documents: The Registry of Companies in the Cayman Islands is not public in the sense that copies of the memorandum and articles of association of the Company and information on shareholders is not publicly available and information on directors is limited. We have therefore obtained copies of the corporate documents specified in Schedule 1 and relied exclusively on such copies for the verification of such corporate information.

18.	Document with an “as of” Date: We express no opinion on the effectiveness of the date of any Document which is dated as of or with effect from a date prior to that on which it is authorised, executed, and delivered by all parties thereto.

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